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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 18, 1997



                            NATIONAL INSURANCE GROUP
             (Exact name of registrant as specified in its charter)


         California                 0-16332                     94-3031790
(State or other jurisdiction      (Commission                (I.R.S. Employer
     of incorporation)            File Number)              Identification No.)



                      395 Oyster Point Boulevard, Suite 500
                      South San Francisco, California 94080
                    (Address of principal executive offices)

Registrant's telephone number, including area code:   (415) 872-6772

Item 2.        Acquisition or Disposition of Assets

        On September 18, 1997, Pinnacle American Realty Tax Services, Inc., a Delaware corporation ("PARTS") and Pinnacle American Realty Tax Services of New York, Inc., a Delaware corporation ("PARTS-NY"), each a wholly-owned subsidiary of the Registrant, acquired (the "Acquisition") substantially all of the assets and assumed certain of the liabilities of American Realty Tax Services, Inc., a Virginia corporation ("ARTS") and American Realty Tax Services of New York, Inc., a Virginia corporation ("ARTS-NY") pursuant to that certain Assets Purchase Agreement, dated August 15, 1997, as amended (the "Purchase Agreement"), by and among PARTS, PARTS-NY, the Registrant, New Arts Acquisition, Inc., a wholly owned subsidiary of the Registrant ("New Arts"), ARTS, ARTS-NY and the Stockholders ("Stockholders") named therein. Pursuant to Amendment



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No. 1 to the Purchase Agreement, New Arts assigned its right to receive the assets of ARTS to PARTS, and assigned its right to receive the assets of ARTS-NY to PARTS-NY. On October 2, 1997, PARTS changed its name to Pinnacle Real Estate Tax Services, Inc. and PARTS-NY changed its name to Pinnacle Real Estate Tax Services of New York, Inc.

        ARTS and ARTS-NY provide realty tax tracking and related services to banks, mortgage companies and financial institutions. Pursuant to the Purchase Agreement, PARTS and PARTS-NY acquired all of the hardware, software and information used by ARTS and ARTS-NY in providing realty tax services and also received an assignment of each of the agreements pursuant to which such services are provided. On or prior to the closing (the "Closing") of the Acquisition, New Arts paid an aggregate of $9,142,942 to ARTS and ARTS-NY. New Arts also agreed, pursuant to the Purchase Agreement, to make payments, up to an aggregate of $4 million, to ARTS and ARTS-NY in the event that certain revenue milestones are met for the period beginning on May 1, 1997 and ending on April 30, 1998; such contingent payments are guaranteed by the Registrant. The Purchase Agreement contains customary indemnification provisions. The amount of consideration paid was based primarily on the value of the customer relationships developed by ARTS and ARTS-NY and the tax service applications developed by ARTS and ARTS-NY, and was determined in arm's length negotiations. The consideration was funded with borrowings under a secured credit facility with Imperial Bank. The Acquisition will be accounted for under the purchase method of accounting, whereby the purchase price will be allocated to the assets acquired and liabilities assumed based on their relative fair values on the date of Closing. Certain of the Stockholders entered into Consulting Agreements with New Arts as of the date of Closing.

        The Purchase Agreement, Amendment No. 1 to the Purchase Agreement and Registrant's press release, dated September 18, 1997, are filed as exhibits to this Report on Form 8-K and are incorporated herein by reference.

        As permitted under Item 601(b) of S-K, each of the Purchase Agreement and Amendment No. 1 to the Purchase Agreement is filed herewith without exhibits and disclosure schedules, each of which is attached to and made part of such Agreement or Amendment, as applicable. The Registrant will supply a copy of any omitted exhibit, schedule or similar attachment to the Commission upon request.

Item 7.        Financial Statements, Pro Forma Financial Information and
Exhibits.

        (a)    Financial Statements of Business Acquired.

               It is impracticable at this time to file the required financial statements for the acquired business. The Registrant will file such financial statements as soon as practicable, but not later than 60 days after the date on which this Report on Form 8-K is required to be filed.

        (b)    Pro Forma Financial Information.

               It is impracticable to provide the required pro forma financial statements for the acquired business. The Registrant will file such financial statements as soon as practicable,


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        but not later than 60 days after the date on which this Report on Form
        8-K is required to be filed.

        (c)    Exhibits.

        Number               Exhibit
        ------               -------
        2.1                  Purchase Agreement, dated August 15, 1997.
        2.2                  Amendment No. 1 to Purchase Agreement, dated September 18,
                             1997.
        99.1                 Press Release, dated September 18, 1997.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NATIONAL INSURANCE GROUP




Dated:  October 3, 1997             By:   /s/ Robert P. Barbarowicz
                                        ----------------------------
                                        Robert P. Barbarowicz
                                        Executive Vice President,
                                        General Counsel and Secretary



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                                  EXHIBIT INDEX

        Number     Exhibit
        ------     -------
        2.1        Purchase Agreement, dated August 15, 1997.
        2.2        Amendment No. 1 to  Purchase Agreement, dated September 18,
                   1997.
        99.1       Press Release, dated September 18, 1997.